EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO RULE 13A-14(A) OR RULE 15D-14A

I, Mark D. Fandrich, Chief Financial Officer of Communications Systems, Inc., certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A to the Annual Report on Form 10-K for the fiscal year ended December 31, 2020 of Communications Systems, Inc.

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2021

/s/ Mark D. Fandrich
Mark D. Fandrich, Chief Financial Officer (Principal Financial Officer)